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                                                                    Exhibit 23.1



                          INDEPENDENT AUDITOR'S CONSENT


         We hereby consent to the use in this Prospectus constituting part of the Registration Statement on Form S-3 of our report dated February 8, 1995 on the consolidated statements of operations, shareholders' equity and cash flows of Brake Headquarters U.S.A., Inc. and Subsidiaries (formerly Sanyo Industries, Inc.) for the year ended December 31, 1994, which appears in such Prospectus. We also consent to the reference of our firm under the caption "Experts" contained in such Registration Statement.




GOLDSTEIN GOLUB KESSLER & COMPANY, P.C.


New York, New York
January 19, 1998